FAX (713) 651-0849

1100 LOUISIANA SUITE 3800	HOUSTON, TEXAS 77002-5218	TELEPHONE (713) 651-9191
EXHIBIT 23.C
CONSENT OF RYDER SCOTT COMPANY, L.P.
     As independent petroleum engineers, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-127797 and 333-134406) and Form S-8 (File Nos. 333-127951, 333-126599, 333-126597, 333-96959, 333-26813, 333-26831, 333-26823, 033-46519, 033-49956, 033-51851, 033-57553, 033-51853, 333-75781, 333-78949, 333-78951, 333-78979, 333-94717, 333-94719, 333-64240, 333-31060) of El Paso Corporation of the reference to us and our reports under the captions “Part I. Business — Exploration and Production Segment — Natural Gas and Oil Properties” and “Part II. Item 8. Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Supplemental Natural Gas and Oil Operations (Unaudited)” and our reserve reports attached as Exhibits 99.A and Exhibits 99.B in the Annual Report on Form 10-K of El Paso Corporation for the year ended December 31, 2006.

RYDER SCOTT COMPANY, L. P.
Houston, Texas
February 27, 2007

1200, 530 8TH AVENUE, S.W. 621 17TH STREET, SUITE 1550	CALGARY, ALBERTA T2P 3S8 DENVER, COLORADO 80293-1501	TEL (403) 262-2799 TEL (303) 623-9147	FAX (403) 262-2790 FAX (303) 623-4258